EXHIBIT 2


                       SHARE DISPOSITION AGREEMENT

            This SHARE DISPOSITION AGREEMENT (this "Agreement") made and entered into as of August 7, 1998, by and between the sellers signatory hereto (the "Sellers"), and BE AEROSPACE, INC. a Delaware corporation (the "Purchaser");

                          W I T N E S S E T H:

            WHEREAS, the Purchaser and the Sellers entered into an Acquisition Agreement dated as of July 21, 1998 (the "Acquisition Agreement"; capitalized terms used herein and not defined have the meanings assigned such terms therein), pursuant to which the Purchaser has agreed to purchase from the Sellers (i) all of the outstanding capital stock of SMR Aerospace, Inc., an Ohio corporation, (ii) all of the limited and general partnership interests in SMR Associates, an Ohio limited partnership and (iii) all of the membership interests in SMR Developers, an Ohio limited liability company, in consideration for (a) delivery to the Sellers on the date hereof of 4,000,000 shares (the "BE Aerospace Shares") of the Purchaser's common stock, par value $.01 per share ("Purchaser Common Stock") and (b) $2,000,000 in cash;

            WHEREAS, concurrently herewith, the Purchaser and the Sellers are entering into a Registration and Transfer Agreement (the "Registration Agreement") pursuant to which the Purchaser has agreed to file with the U.S. Securities and Exchange Commission and maintain in effect for a specified period a registration statement (the "Registration Statement") with respect to the BE Aerospace Shares.

            WHEREAS, the parties desire to enter into this Agreement in order to grant to the Sellers and the Purchaser certain rights with respect to the BE Aerospace Shares, subject to the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Purchaser and the Sellers hereby agree as follows:

            SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:




NYFS10...:\80\74780\0003\139\AGR8148Z.170

            "BE Aerospace Shares" means the 4,000,000 shares of Purchaser Common Stock delivered by the Purchaser to the Sellers on the date hereof and any securities issued with respect to the BE Aerospace Shares by reason of any Stock Event.

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as in effect from time to time.

            "Guaranteed Value" means the Purchase Price minus the Cash
      Payment.

            "Net Proceeds" means (a) in the case of an underwritten sale of the BE Aerospace Shares held by the Sellers, the gross proceeds received by the Sellers in such sale of the BE Aerospace Shares net of underwriter's discounts, commissions and other expenses paid by the Sellers (whether incurred by the Sellers, the Purchaser, the underwriters or any advisors, and including, without limitation, accounting and legal fees) in connection with such sale and (y) in the case of any other sale of such shares, the gross proceeds received by the Sellers net of selling commissions paid in connection with such sale and all other expenses paid by the Sellers (whether incurred by the Sellers, the Purchaser, the placements agents or any advisors, and including, without limitation, accounting and legal fees) in connection with such sale.

            "Public Offering" means a fully underwritten public offering of the BE Aerospace Shares and any other shares of Purchaser Common Stock, conducted pursuant to an effective registration statement under the Securities Act.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Securities Act" means the U.S. Securities Act of 1933, as amended and the rules and regulations thereunder, as in effect from time to time.



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
            "Stock Event" means any stock split, stock dividend, combination or similar recapitalization of the Purchaser Common Stock after the date hereof.

            "Termination Date" means December 31, 1998.

            Unless the context otherwise requires: (i) "or" is not exclusive; and (ii) words in the singular include the plural and words in the plural include the singular.

            SECTION 2. Guaranteed Value for Shares Sold; Refund of Excess. (a) If the aggregate Net Proceeds from the sale by the Sellers of BE Aerospace Shares effected on or before the Termination Date are less than the Guaranteed Value, then the Purchaser shall, on the Termination Date, pay to the Sellers by wire transfer in immediately available federal funds the amount of such deficiency and the Sellers shall transfer to the Company all BE Aerospace Shares held by the Sellers on such date.

            (b) If the aggregate Net Proceeds from the sale by the Sellers of BE Aerospace Shares effected on or before the Termination Date are greater than the Guaranteed Value, then the Sellers shall, on the date on which any proceeds in excess of the Guaranteed Value are received by the Sellers, pay to the Company by wire transfer of immediately available federal funds equal to the amount of such excess and transfer to the Company all BE Aerospace Shares held by the Sellers on such date.

            SECTION 3.  Disposition Procedures.

            (a) From the date hereof until the Termination Date, the Sellers agree to sell the BE Aerospace Shares on such terms and conditions (and only on such terms and conditions), and at such times and utilizing such underwriters and brokers, as shall be directed and approved by the Purchaser in a written notice (a "Sale Notice") delivered to each Seller in accordance with Section 5. The Sellers agree not to sell any BE Aerospace Shares prior to the Termination Date other than pursuant to a Sale Notice.

            (b) Each Sale Notice (i) shall specify the terms upon which a sale is to be made, including price (which may be a range), date, and method of sale (underwritten offering, broker or private sale) and (ii) shall be delivered to each Seller or to the Escrow Agent (as applicable) no later than 12:00 Noon, one Business Day prior to the date of the proposed sale.

            (c) The Purchaser shall have no obligation under Section 2 with respect to any sale of BE Aerospace Shares (i) to any Affiliate of any Seller, or (ii) in connection with any transaction in violation of clause
      (a) of this Section 3.

            SECTION 4. Security for the Purchaser's Obligations Under this Agreement. The Purchaser's obligations to the Sellers under this Agreement shall be secured by an irrevocable stand-by letter of credit from The Chase Manhattan Bank in the form attached hereto as Exhibit A (the "Letter of Credit"), in favor of the Sellers. From time to time after the date hereof, as the Purchaser's obligations to be secured by the Letter of Credit are reduced due to the receipt by the Sellers of the Net Proceeds of sales of BE Aerospace Shares, the available amount of the Letter of Credit shall be reduced by an amount equal to the Net Proceeds received by the Sellers in such sales.

            SECTION 5. Miscellaneous. (a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5):

            (i)   if to the Sellers:

                  Oscar J. Mifsud and
                  Oscar J. Mifsud Trust -- 1998
                  541 Leeds Gate Lane
                  Wadsworth, OH 44281
                  Attention: Oscar J. Mifsud
                  Telecopier: (330) 335-3216


                  Patrick L. Ryan and
                  Patrick L. Ryan Trust -- 1998
                  624 Tamarac Trail
                  Wadsworth, OH 44281
                  Attention: Patrick L. Ryan
                  Telecopier:  (330) 336-0228

                  David B. Smith and
                  David B. Smith Trust -- 1998
                  520 West Point Drive
                  Akron, OH 44333
                  Attention: David B. Smith
                  Telecopier: (330) 336-5302

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Telecopier: (212) 310-8007
                  Attention: Raymond O. Gietz, Esq.
            (ii)  if to the Purchaser:

                  BE Aerospace, Inc.
                  1400 Corporate Center Way
                  Wellington, Florida 33414
                  Attention:  Chief Financial Officer
                  Telecopier:  (561) 791-3966

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Telecopier: (212) 848-7179
                  Attention: Alfred J. Ross, Esq.

            (b) Successors and Assigns. This Agreement is solely for the benefit of, and binding upon, the parties and their respective successors. Nothing herein shall be construed to provide any rights to any other entity or individual. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party.



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
            (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (d) Titles. The titles, captions or headings of the Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            (e) Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York.

            (f) Invalidity. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

            (g) Entire Agreement; Modifications and Waivers. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.



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
            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                   BE AEROSPACE, INC.



                                    By: /s/Thomas P. McCaffrey
                                        ------------------------------------
                                         Name:  Thomas P. McCaffrey
                                         Title: Chief Financial Officer

                                    THE SELLERS


                                        /s/Oscar J. Mifsud
                                        ------------------------------------
                                        Oscar J. Mifsud


                                        /s/Patrick L. Ryan
                                        ------------------------------------
                                        Patrick L. Ryan


                                        /s/David B. Smith
                                        ------------------------------------
                                        David B. Smith


                                    OSCAR J. MIFSUD TRUST - 1998


                                    By: /s/Oscar J. Mifsud
                                        ------------------------------------
                                        Oscar J. Mifsud, Trustee

                                    PATRICK L. RYAN TRUST - 1998


                                    By: /s/Patrick L. Ryan
                                        ------------------------------------
                                        Patrick L. Ryan, Trustee





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
                                    DAVID B. SMITH TRUST - 1998


                                    By: /s/David B. Smith
                                        ------------------------------------
                                        David B. Smith, Trustee

                                    EXHIBIT A

                               FORM OF IRREVOCABLE
                                LETTER OF CREDIT

                                    EXHIBIT A

                        FORM OF STANDBY LETTER OF CREDIT


THE CHASE MANHATTAN BANK
Global Trade Services Group
P.O. Box 44, Church Street Station   Cable Address:  CHAMANBANK New York
New York, NY  10008-0044
                                                     DATE: AUGUST __, 1998

L/C NO.:   [___________]                        CABLE CHARGE:     $0.01
CUSTOMER'S REF. NO.:                            CABLE ADDR:       TVBATR2A
CHARGE ACCOUNT NO.: [___________]               CABLE CHARGE CODE: S

ACCOUNT NAME AND ADDRESS:                       CUSTOMER
                                                (SAME IF LEFT BLANK):
BE AEROSPACE
1300 CORPORATE CENTER WAY
SUITE 202
WELLINGTON, FL  33414

SEND MESSAGE TO:
OSCAR J. MIFSUD
PATRICK L. RYAN
DAVID B. SMITH
c/o [ADDRESS]


WE HEREBY NOTIFY OSCAR J. MIFSUD, PATRICK L. RYAN AND DAVID B.
SMITH THAT WE HAVE ISSUED OUR IRREVOCABLE STANDBY LETTER OF
CREDIT NUMBER [_____________] IN YOUR FAVOR BY ORDER AND FOR
ACCOUNT OF:

BE AEROSPACE
1400 CORPORATE CENTER WAY
WELLINGTON, FL  33414

UP TO AN AGGREGATE AMOUNT OF ONE HUNDRED TWENTY MILLION U.S.
DOLLARS AND NO CENTS ($120,000,000.00)

AVAILABLE BY A SINGLE BENEFICIARIES' DRAFT AT SIGHT DRAWN ON THE
CHASE MANHATTAN BANK, NEW YORK, NEW YORK 10041

ACCOMPANIED BY:

A SIGNED CERTIFICATION BY ALL OF THE BENEFICIARIES THAT: (1) "THE DATE IS DECEMBER 31, 1998 AND BE AEROSPACE, INC., OF 1400 CORPORATE CENTER WAY, WELLINGTON, FLORIDA 33414 HAS FAILED TO PAY THE AMOUNTS OWED TO THE BENEFICIARIES PURSUANT TO SECTION 2 OF THE SHARE DISPOSITION AGREEMENT DATED AS OF ____________, 1998 AMONG OSCAR J. MIFSUD, OSCAR J. MIFSUD TRUST - 1998, PATRICK L. RYAN, PATRICK L. RYAN - 1998, DAVID B. SMITH, DAVID B. SMITH - 1998 AND BE AEROSPACE AND THE AMOUNT OF THE DRAFT ACCOMPANYING THIS CERTIFICATION IS NOT IN EXCESS OF THE AMOUNT OWED BY BE AEROSPACE TO THE BENEFICIARIES THEREUNDER" OR (2) "BE AEROSPACE, INC. OF 1400 CORPORATE CENTER WAY, WELLINGTON, FLORIDA 33414 HAS FILED A PETITION FOR REORGANIZATION OR OTHER RELIEF UNDER THE FEDERAL BANKRUPTCY LAWS AND THE AMOUNT OF THE DRAFT ACCOMPANYING THIS CERTIFICATION IS NOT IN EXCESS OF THE AMOUNT OWED BY BE AEROSPACE TO THE BENEFICIARIES PURSUANT TO SECTION 2 OF THE SHARE DISPOSITION AGREEMENT DATED AS OF ____________, 1998 AMONG OSCAR J. MIFSUD, OSCAR J. MIFSUD TRUST - 1998, PATRICK L. RYAN, PATRICK L. RYAN TRUST - 1998, DAVID B. SMITH, DAVID B. SMITH - 1998 AND BE AEROSPACE.

THE AVAILABLE AMOUNT HEREUNDER SHALL BE REDUCED BY THE AMOUNT
WHICH THE BENEFICIARIES CERTIFY TO THE ISSUER HAS BEEN PAID BY BE AEROSPACE TO THE BENEFICIARIES PURSUANT TO SECTION 2 OF THE SHARE DISPOSITION AGREEMENT DATED AS OF ____________, 1998 AMONG OSCAR J. MIFSUD, OSCAR J. MIFSUD - 1998, PATRICK L. RYAN, PATRICK L. RYAN TRUST
- 1998, AND DAVID B. SMITH, DAVID B. SMITH - 1998 AND BE AEROSPACE.

DRAFT MUST BE DRAWN AND PRESENTED AT THIS OFFICE AT 55 WATER
STREET, TRADE SERVICES, ROOM 1708, NEW YORK, NEW YORK 10041 NOT
LATER THAN JANUARY 16, 1999.

THE DRAFT DRAWN HEREUNDER MUST BE MARKED:  "DRAWN UNDER THE
CHASE MANHATTAN BANK, NEW YORK LETTER OF CREDIT NUMBER
[__________]" AND INDICATE THE DATE HEREOF.

WE HEREBY ENGAGE WITH THE BENEFICIARY THAT THE DRAFT DRAWN
UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE
DULY HONORED.

THIS LETTER OF CREDSHALL BE GOVERNED BY NEW YORK LAW, SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

STOP.


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